Exhibit 99.3
EXECUTION COPY

CREDIT AGREEMENT
dated as of
September 13, 2006
among
HMS HOLDINGS CORP.,
The GUARANTORS Party Hereto,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

$65,000,000

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner
BANK OF AMERICA, N.A.,
as Syndication Agent
CITIZENS BANK OF MASSACHUSETTS,
as Documentation Agent

SCHEDULE 1.01	– Commitments
SCHEDULE 1.02	– Immaterial Subsidiaries
SCHEDULE 4.06(a)	– Litigation
SCHEDULE 4.06(b)	– Environmental Matters
SCHEDULE 4.17	– Subsidiaries
SCHEDULE 7.01	– Existing Indebtedness
SCHEDULE 7.02	– Existing Liens
SCHEDULE 7.06	– Existing Investments
SCHEDULE 7.09	– Restrictive Agreements
SCHEDULE 10.01	– Addresses for Notices

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B-1	-	Form of Revolving Credit Note
EXHIBIT B-2	-	Form of Term Loan Note
EXHIBIT B-3	-	Form of Swingline Loan Note
EXHIBIT C	-	Form of Security Agreement
EXHIBIT D	-	Form of Subsidiary Joinder Agreement
EXHIBIT E	-	Form of Opinion of Counsel to the Loan Parties
EXHIBIT F	-	Form of Opinion of Special New York Counsel to JPMCB

          CREDIT AGREEMENT, dated as of September 13, 2006, among HMS HOLDINGS CORP., the GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
          The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it in an aggregate principal or face amount of up to $65,000,000 for the purposes specified herein. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acquired Business” means certain assets of Public Consulting Group acquired pursuant to the Public Consulting Group Asset Purchase Agreement.
          “Acquisition” means the acquisition by the Borrower or any other Loan Party of (a) all of the Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more divisions, lines of business or business units of any other Person.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
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          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Percentage” means (a) with respect to any Revolving Credit Lender for purposes of Sections 2.04 or 2.05 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Swingline Lender or the Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of both Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of both Classes hereunder. With respect to the Revolving Credit Lenders, if the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined on the basis of the percentage of the total Revolving Credit Exposures represented by such Revolving Credit Lender’s Revolving Credit Exposure.
          “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, respectively, based upon the Consolidated Leverage Ratio as of the most recent determination date; provided that from the Effective Date until the delivery of the Borrower’s consolidated financial statements for the fiscal quarter ending on or nearest to September 30, 2006, the “Applicable Rate” shall be the applicable rate per annum set forth below in Level II:

Consolidated Leverage	ABR	Eurodollar	Commitment
Ratio:	Spread	Spread	Fee Rate
Level I

Greater than 2.50:1.00	0.75%	1.75%	0.30%

Level II

Greater than 2.00:1.00 but less than or equal to 2.50:1.00	0.50%	1.50%	0.25%

Level III

Greater than 1.50:1.00 but less than or equal to 2.00:1.00	0.25%	1.25%	0.225%

Level IV

Less than or equal to 1.50:1.00	0%	1.00%	0.20%
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For purposes of the foregoing, (i) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) (and the related compliance certificate delivered pursuant to Section 6.01(c)) and (ii) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements and compliance certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated Leverage Ratio shall be deemed to be in Level I (A) at any time that an Event of Default shall have occurred and be continuing or (B) if the Borrower fails to deliver the consolidated financial statements (and related compliance certificate) required to be delivered by it pursuant to Section 6.01(a), (b) and/or (c), during the period from the expiration of the time for delivery thereof specified in such sections until such financial statements and compliance certificate are delivered.
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clauses (a), (b), (c) and (d) of Section 7.04) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Assuming Revolving Credit Lender” has the meaning set forth in Section 2.08(c).
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” means HMS Holdings Corp., a New York corporation.
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          “Borrowing” means (a) all ABR Loans (other than Swingline Loans) of the same Class made, converted or continued on the same date, (b) all Eurodollar Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.
          “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalent” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America
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or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;
     (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
     (f) auction rate securities maturing in 45 days or less consisting of municipal securities having the highest credit rating obtainable from S&P or from Moody’s.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term Loan Commitment.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” means a Revolving Credit Commitment or a Term Loan Commitment, or any combination thereof (as the context requires).
          “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, including amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (d) non-cash
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expenses or losses (including any non-cash stock-based compensation expense relating to stock options and restricted stock granted to employees or directors), and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) other non-cash income and (b) cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis; provided that for purposes of determining compliance with Section 7.11, (I) Consolidated EBITDA for the fiscal quarter ended December 31, 2005 shall be $3,373,000, (II) Consolidated EBITDA for the fiscal quarter ended March 31, 2006 shall be $5,297,000 and (III) Consolidated EBITDA for the fiscal quarter ended June 30, 2006 shall be $12,968,000. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) for any determination of the Consolidated Leverage Ratio, (x) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition (including the Public Consulting Group Acquisition), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $2,500,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $2,500,000.
          “Consolidated Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently ended prior to such date, minus Capital Expenditures for such period to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) all regularly scheduled payments of principal of Indebtedness for such period plus (iii) Restricted Payments made under Sections 7.07(b) and (c) during such period.
          “Consolidated Funded Debt” means, at any date, all Indebtedness of the Borrower and its Subsidiaries that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans, determined on a consolidated basis in accordance with GAAP, it being understood that any Indebtedness of such Person in respect of the undrawn portion of any letter of credit shall not constitute Consolidated Funded Debt of such Person.
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          “Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) determined on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio as at the end of the fiscal quarters ending September 30, 2006, December 31, 2006 and March 31, 2007, Consolidated Interest Expense shall be calculated as follows: (i) for the fiscal quarter ending September 30, 2006, Consolidated Interest Expense shall be determined by multiplying (A) the product of Consolidated Interest Expense for the period beginning on the Effective Date and ending September 30, 2006 times a fraction the numerator of which is 92 and the denominator of which is the number of days from and including the Effective Date to and including September 30, 2006 (the “Third Quarter 2006 Interest Expense”) by (B) 4, (ii) for the fiscal quarter ending December 31, 2006, Consolidated Interest Expense shall be determined by multiplying the sum of the Third Quarter 2006 Interest Expense plus Consolidated Interest Expense for the fiscal quarter ending December 31, 2006 by 2, (iii) for the fiscal quarter ending March 31, 2007, Consolidated Interest Expense shall be determined by multiplying the sum of the Third Quarter 2006 Interest Expense plus Consolidated Interest Expense for the two fiscal quarters ending March 31, 2007 by 4/3 and (iv) for the fiscal quarter ending June 30, 2007, Consolidated Interest Expense shall be the sum of the Third Quarter 2006 Interest Expense plus Consolidated Interest Expense for the three fiscal quarters ending June 30, 2007.
          “Consolidated Leverage Ratio” means, at any date, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently ended prior to such date.
          “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (b) the undistributed earnings of any Subsidiary of the Borrower (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to
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exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 4.06(a) and the environmental matters disclosed in Schedule 4.06(b).
          “Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding the sale by the Borrower of its own Capital Stock).
          “Dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means any Subsidiary of the Borrower organized or incorporated under the laws of any jurisdiction within the United States of America.
          “Effective Date” means the date (which shall be a Business Day not later than September 30, 2006) on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the date hereof of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock (other than any warrants, options or restricted stock issued to directors, officers, employees or consultants of the Borrower or any of its Subsidiaries pursuant to benefit plans established in the ordinary course of business and any Capital Stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security
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issued by the recipient of such contribution); provided that Equity Issuance shall not include (w) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower, (x) any capital contribution by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower, (y) any such issuance under any Plan or (z) any such issuance of Capital Stock of the Borrower as consideration for any Acquisition permitted under Section 7.06(g).
          “Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class or type of such Person.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VIII.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
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          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed on any Lender by the United States of America and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.16(e), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or
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letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantors” means (a) each Domestic Subsidiary of the Borrower that is listed under the caption “Guarantors” on the signature pages hereof and (b) each other Domestic Subsidiary of the Borrower that shall become a Guarantor pursuant to Section 6.11.
          “Guaranteed Obligations” has the meaning set forth in Section 3.01.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Immaterial Subsidiary” shall mean (a) as of the Effective Date, any Subsidiary listed in Schedule 1.02 hereto and (b) at any time thereafter, any Subsidiary designated as such by the Borrower in a certificate delivered by the Borrower to the Administrative Agent (and which designation has not been rescinded in a subsequent certificate of the Borrower delivered to the Administrative Agent); provided that neither the assets of, nor the aggregate revenues of, all Immaterial Subsidiaries may exceed 5% of the consolidated revenues or consolidated total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, in each case determined as of the end of the fiscal quarter or fiscal year most recently ended (and, with respect to any such determination of revenues, for the period of four fiscal quarters then ended).
          “Increasing Revolving Credit Lender” has the meaning set forth in Section 2.08(c).
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such
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Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing, and the date of a Borrowing comprising Loans of any Class that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Investment” means, by any Person, (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person and (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person (other than Indebtedness constituting trade payables in the ordinary course of business), and (without duplication) any amount committed to be advanced, loans, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.
          “Issuing Lender” means JPMCB and its successors in such capacity as provided in Section 2.05(j). The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by any of its Affiliates, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “JPMCB” means JPMorgan Chase Bank, N.A.
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          “LC Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an instrument entered into pursuant to Section 2.08(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.
          “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.
          “Letter of Credit Sublimit Amount” means $5,000,000.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any
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of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the promissory notes (if any) executed and delivered pursuant to Section 2.09(g) and the Security Documents.
          “Loan Parties” means the Borrower and the Guarantors.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
          “Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents and (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and
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net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans or capital contribution, the cash proceeds received from such issuance, incurrence or capital contribution, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
          “Non-Compete Agreements” means (a) the Non-Compete Agreement dated as of the date hereof between the Borrower, Health Management Services, Inc. and Public Consulting and (b) the Non-Compete Agreement dated as of the date hereof between the Borrower, Health Management Services, Inc. and Mr. Mosakowski.
          “Non-U.S. Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
          “Obligations” means, collectively, (a) all of the Indebtedness, liabilities and obligations of any Loan Party to the Administrative Agent, the Lenders, the Swingline Lender and/or the Issuing Lender arising under the Loan Documents (including all reimbursement obligations in respect of Letters of Credit), in each case whether fixed, contingent (including without limitation those Obligations incurred as a Guarantor pursuant to Article III), now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under clause (h) or (i) of Article VIII and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, (b) all obligations of any Loan Party owing to any Lender or any Affiliate of any Lender under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which any Loan Party maintains with any Lender or any Affiliate of any Lender and (c) all obligations of any Loan Party owing to any Lender or any Affiliate of any Lender under (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to manage interest rates or interest rate risk and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Agreement or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant” has the meaning set forth in Section 10.04(c).
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
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          “Permitted Liens” means:
     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; and
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Liens” shall not include any Lien securing Indebtedness.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Principal Payment Dates” means (a) the Quarterly Dates of each year, commencing with the Quarterly Date falling on or nearest to December 31, 2006 and (b) the Term Loan Maturity Date.
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          “Pro Forma Financial Statements” has the meaning set forth in Section 5.01(h).
          “Public Consulting Group” means Public Consulting Group, Inc., a Massachusetts corporation.
          “Public Consulting Group Acquisition” means the acquisition of the Acquired Business pursuant to the Public Consulting Group Asset Purchase Agreement.
          “Public Consulting Group Asset Purchase Agreement” means the asset purchase agreement dated as of June 22, 2006, among the Borrower, Health Management Systems, Inc. and Public Consulting Group.
          “Quarterly Dates” means the last Business Day of September, December, March and June in each year, the first of which shall be the first such day after the date hereof.
          “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (but not to the extent such claim compensates for any loss of revenues or interruption of business or operations caused thereby) or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries with a value in excess of $1,000,000.
          “Register” has the meaning set forth in Section 10.04.
          “Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 2.10(b)(iii) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.
          “Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default has occurred and is continuing and that the Borrower or any Subsidiary intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.
          “Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s or any Subsidiary’s business.
          “Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower’s or any Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.
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          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Revolving Credit Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans and/or unused Commitments of such Class, as applicable, representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans and/or unused Commitments of such Class, as applicable, at such time.
          “Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer” means the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of the Borrower or any option, warrant or other right to acquire any such Capital Stock of the Borrower.
          “Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).
          “Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.
          “Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule 1.01 under the caption “Revolving Credit Commitment”,
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or in the Assignment and Acceptance or other instrument pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Revolving Credit Commitments is $25,000,000.
          “Revolving Credit Commitment Increase” has the meaning set forth in Section 2.08(c).
          “Revolving Credit Commitment Increase Date” has the meaning set forth in Section 2.08(c).
          “Revolving Credit Commitment Termination Date” means September 13, 2011.
          “Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Credit Loans, (b) the LC Exposure of such Lender and (c) the Swingline Exposure of such Lender at such time.
          “Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
          “Revolving Credit Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(a).
          “S&P” means Standard & Poor’s Ratings Services.
          “SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.
          “Security Agreement” means a Security Agreement substantially in the form of Exhibit C between the Loan Parties and the Administrative Agent.
          “Security Documents” means, collectively, the Security Agreement, each Subsidiary Joinder Agreement, any security or similar agreement entered into pursuant to Section 6.11 in favor of the Administrative Agent, and all Uniform Commercial Code financing statements required by the terms of any such agreement to be filed with respect to the security interests created pursuant thereto.
          “Solvent” means, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s Property would constitute an unreasonably small capital.
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          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.
          “Subsidiary Joinder Agreement” means a Subsidiary Joinder Assumption Agreement substantially in the form of Exhibit D executed and delivered by a Domestic Subsidiary that, pursuant to Section 6.11(a), is required to become a “Guarantor” hereunder and a “Securing Party” under the Security Agreement in favor of the Administrative Agent.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Swap Agreement.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
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          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Term”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(b).
          “Term Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(b).
          “Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date in the amount of such Lender’s Term Loan Commitment as set forth on Schedule 1.01 under the caption “Term Loan Commitment”, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate amount of the Lenders’ Term Loan Commitments is $40,000,000 as of the Effective Date.
          “Term Loan Lender” means a Lender with a Term Loan Commitment or, following the Effective Date, an outstanding Term Loan.
          “Term Loan Maturity Date” means September 13, 2011.
          “Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is intended to be a party, the borrowing of Loans hereunder and the use of proceeds thereof, and the issuance of Letters of Credit hereunder.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not
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to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31 or any other day within one week of December 31.
ARTICLE II
THE CREDITS
          SECTION 2.01. Commitments.
          (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.
          (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to its Term Loan Commitment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.
          SECTION 2.02. Loans and Borrowings.
          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with
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their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Type of Loans. Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $3,000,000 or a larger multiple of $500,000. Each ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused amount of the total Revolving Credit Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is a multiple of $250,000 and not less than $250,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.
          (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) (i) any Revolving Credit Eurodollar Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date; (ii) any Term Eurodollar Borrowing if the Interest Period requested therefor would end after the Term Loan Maturity Date; or (iii) any Term Eurodollar Borrowing if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.
          SECTION 2.03. Requests for Borrowings.
          (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.
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          (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) whether the requested Borrowing is to be a Revolving Credit Borrowing or Term Borrowing;
     (i) the aggregate amount of the requested Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
          (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, the requested Borrowing shall be made instead as an ABR Borrowing.
          SECTION 2.04. Swingline Loans.
          (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $2,500,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
          (b) Notice of Swingline Loans by Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be
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a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
          (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
          SECTION 2.05. Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at
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any time and from time to time during the Revolving Credit Availability Period, Letters of Credit denominated in Dollars for the Borrower’s account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.
          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender and the Administrative Agent) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure shall not exceed the Letter of Credit Sublimit Amount and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.
          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.
          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Revolving Credit Lenders, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
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          In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Revolving Credit Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Credit Loans or a Swingline Loan as contemplated under paragraph (f) of this Section) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Credit Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan.
          If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof.
          (g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or
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invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Credit Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (h) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.
          (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Credit Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of
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this Section to reimburse the Issuing Lender shall be for account of such Revolving Credit Lender to the extent of such payment.
          (j) Replacement of Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender thereto. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of the Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Credit Loans has been accelerated, Revolving Credit Lenders representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Loan Parties under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Credit Loans has been accelerated (but subject to the consent of Revolving Credit Lenders representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Loan Parties under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
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          SECTION 2.06. Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Credit Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.
          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.07. Interest Elections.
          (a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect Interest Periods, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans of the respective Class constituting such Borrowing, and the Loans of such Class constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such
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election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default shall have occurred and be continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08. Termination, Reduction and Increase of the Commitments.
          (a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and
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(ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date.
          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitment pursuant to this Section shall be in an amount that is $1,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of such termination may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent.
          (c) Increase of Revolving Credit Commitment.
          (i) Requests for Increase. The Borrower may at any time following the Effective Date increase the Revolving Credit Commitments hereunder (each such increase being a “Revolving Credit Commitment Increase”) by having an existing Revolving Credit Lender agree to increase its then existing Revolving Credit Commitment (each an “Increasing Revolving Credit Lender”) and/or by adding as a new Revolving Credit Lender hereunder any Person which shall agree to provide a Revolving Credit Commitment hereunder (each an “Assuming Revolving Credit Lender”), in each case with the consent of the Administrative Agent, the Issuing Lender and the Swingline Lender (such consent in each case not to be unreasonably withheld), by notice to the Administrative Agent specifying the amount of the relevant Revolving Credit Commitment Increase, the Revolving Credit Lender(s) providing for such Revolving Credit Commitment Increase and the date on which such increase is to be effective (the “Revolving Credit Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Revolving Credit Commitment Termination Date; provided that:
     (A) the minimum amount of each Revolving Credit Commitment Increase shall be $2,500,000 or a larger multiple of $500,000;
     (B) the aggregate amount of all Revolving Credit Commitment Increases hereunder shall not exceed $5,000,000;
     (C) both at the time of any such request and upon the effectiveness of any Revolving Credit Commitment Increases, no Default shall have occurred and be continuing or would result from such proposed Revolving Credit Commitment
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Increase; and
     (D) the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Revolving Credit Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Each notice by the Borrower under this paragraph shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clauses (C) and (D) above as of the relevant Revolving Credit Commitment Increase Date. Notwithstanding anything herein to the contrary, no Revolving Credit Lender shall have any obligation hereunder to become an Increasing Revolving Credit Lender and any election to do so shall be in the sole discretion of each Revolving Credit Lender.
          (ii) Effectiveness of Increase. Each Revolving Credit Commitment Increase (and the increase of the Revolving Credit Commitment of each Increasing Revolving Credit Lender and/or the new Revolving Credit Commitment of each Assuming Revolving Credit Lender, as applicable, resulting therefrom) shall become effective as of the relevant Revolving Credit Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Revolving Credit Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Revolving Credit Commitment Increase under this paragraph (c) have been satisfied, (B) an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which, effective as of such Revolving Credit Commitment Increase Date, as applicable, the Revolving Credit Commitment of each such Increasing Revolving Credit Lender shall be increased or each such Assuming Lender shall undertake a Revolving Credit Commitment, in each case duly executed by such Increasing Revolving Credit Lender or Assuming Revolving Credit Lender, as the case may be, and the Borrower and acknowledged by the Administrative Agent and (C) such certificates or other documents from the Borrower reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase. Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Revolving Credit Lender and/or Assuming Revolving Credit Lender referred to in clause (B) above, together with the certificate and other documents referred to in clauses (A) and (C) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Revolving Credit Commitment Increase to the Borrower and the Lenders (including, if applicable, each Assuming Revolving Credit Lender). On each Revolving Credit Commitment Increase Date the Borrower shall simultaneously (i) prepay in full the outstanding Revolving Credit Loans (if any) held by the Revolving Credit Lenders immediately prior to giving effect to the relevant Revolving Credit Commitment Increase, (ii) if the Borrower shall have so requested in accordance with this Agreement, borrow new Revolving Credit Loans from all Revolving Credit Lenders (including, if applicable, any Assuming Revolving Credit Lender) such that, after giving effect thereto, the Revolving Credit Loans are held ratably by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase) and (iii) pay to the Revolving Credit Lenders the amounts, if any, payable under Section 2.15. Upon each such Revolving Credit Commitment Increase, the participation
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interests of the Revolving Credit Lenders in the then outstanding Letters of Credit and Swingline Loans shall automatically be adjusted to reflect, and each Revolving Credit Lender (including, if applicable, each Assuming Revolving Credit Lender) shall have a participation in each such Letter of Credit and Swingline Loan equal to, the Revolving Credit Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit or such Swingline Loan, as applicable, after giving effect to such increase.
          SECTION 2.09. Repayment of Loans; Evidence of Debt.
          (a) Repayment.
     (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of each Revolving Credit Lender the full outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans, and each such Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.
     (ii) The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made (provided that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding); and
     (iii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of each Term Loan Lender the principal amount of the Term Loan held by such Term Loan Lender in 20 consecutive quarterly installments payable on the Principal Payment Dates, the aggregate principal amount to be paid on each Principal Payment Date in respect of all Term Loans held by the Term Loan Lenders to be in the amount specified below (with the final such installment being in the aggregate principal amount of the Term Loans then outstanding):

Principal Payment Date	Aggregate Amount
Falling on or Nearest to:	of Payment
December 31, 2006	$2,000,000

March 31, 2007	$2,000,000
June 30, 2007	$2,000,000
September 30, 2007	$2,000,000
December 31, 2007	$2,000,000

March 31, 2008	$2,000,000
June 30, 2008	$2,000,000
September 30, 2008	$2,000,000
December 31, 2008	$2,000,000
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Principal Payment Date	Aggregate Amount
Falling on or Nearest to:	of Payment
March 31, 2009	$2,000,000
June 30, 2009	$2,000,000
September 30, 2009	$2,000,000
December 31, 2009	$2,000,000

March 31, 2010	$2,000,000
June 30, 2010	$2,000,000
September 30, 2010	$2,000,000
December 31, 2010	$2,000,000

March 31, 2011	$2,000,000
June 30, 2011	$2,000,000
Term Loan Maturity Date	$2,000,000
          (b) Adjustment of Term Loan Amortization Schedule. Any prepayment of Term Loans under Section 2.10 shall be applied ratably to reduce the then remaining principal installments of the Term Loans.
          (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
          (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (g) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note of the Borrower. In such event, the Borrower, at its own expense, shall prepare, execute and deliver to such Lender a promissory note(s) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit B-1, B-2 or B-3, as appropriate, and such note(s) shall be evidence of such Loans (and all amounts payable in respect thereof). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
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          SECTION 2.10. Prepayment of Loans.
          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of paragraph (c) of this Section.
          (b) Mandatory Prepayments. The Borrower will prepay the Term Loans as follows:
          (i) If after the date hereof any Indebtedness is incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.01), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.10(b)(iv).
          (ii) Upon any Equity Issuance by the Borrower or any of its Subsidiaries, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans as set forth in Section 2.10(b)(iv).
          (iii) If after the date hereof the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof within five Business Days after such Asset Sale or Recovery Event, an amount equal to 100% of such Net Cash Proceeds shall be applied on such fifth Business Day toward the prepayment of the Term Loans as set forth in Section 2.10(b)(iv); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.10(b)(iv).
          (iv) Each such prepayment of the Term Loans shall be applied ratably to the then remaining principal installments thereof.
          (c) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing of any Class, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply
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fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing of any Class shall be applied ratably to the Loans of such Class included in such Borrowing and (unless the Borrower shall otherwise direct) shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and prepayments of Term Loans shall be applied in the manner specified in Section 2.09(b).
          SECTION 2.11. Fees.
          (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of such Lender’s Revolving Credit Commitment during the period from and including the Effective Date to but excluding the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Credit Commitment of a Revolving Credit Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Revolving Credit Lender (and the Swingline Exposure of such Revolving Credit Lender shall be disregarded for such purpose).
          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Credit Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date the Revolving Credit Commitments terminate and the date on which there ceases to be any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the total LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date the Revolving Credit Commitments terminate and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued by the Issuing Lender, as well as the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a
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year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
          SECTION 2.12. Interest.
          (a) ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
          (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
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          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for any Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
          then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
          SECTION 2.14. Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or
     (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s
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or the Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
          (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts, necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss (other than any loss of anticipated profits), cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss (other than any loss of anticipated profits), cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid
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were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.16. Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Non-U.S. Lenders. Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation
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prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
          (f) Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, any Subsidiary or any other Person.
          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except as otherwise expressly provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at an account maintained with the Administrative Agent as notified to the Borrower and the Lenders, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under any other Loan Document shall be made in Dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such
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parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the applicable Lenders, pro rata according to the amounts of the respective Commitments of such Class and shall be allocated pro rata among the applicable Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), (ii) each payment of commitment fees under Section 2.11 shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.08 shall be applied to the Revolving Credit Commitments, pro rata according to the respective Revolving Credit Commitments of the Revolving Credit Lenders; (iii) each payment or prepayment of principal of Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Class held by such Lenders; and (iv) each payment of interest on Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata according to the amounts of interest on such Loans of such Class then due and payable to such Lenders.
          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans, as applicable, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans, as applicable, of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the
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Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (unless a Term Loan is being assigned to an existing Term Loan Lender or an Affiliate or Approved Fund thereof) and (if a Revolving Credit Commitment is being assigned) the Issuing Lender and the Swingline Lender to such assignee (which consent, in each case, shall not unreasonably be withheld), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements
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and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III
GUARANTEE
          SECTION 3.01. Guarantee. Each Guarantor hereby jointly and severally guarantees to each Lender (and each Affiliate of a Lender which holds any of the Obligations of the Borrower or any other Loan Party) and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower strictly in accordance with the terms thereof (such Obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
          SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, and joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Loan Parties under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
     (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
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     (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
     (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
          SECTION 3.03. Reinstatement. The obligations of each Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
          SECTION 3.04. Subrogation. Each Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
          SECTION 3.05. Remedies. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of
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Section 3.01.
          SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
          SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
          SECTION 3.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, then each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.
          For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor (excluding any shares of stock or other equity interest of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.
          SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any
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Guarantor under Section 3.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Lenders that:
          SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 4.02. Authorization; Enforceability. The Transactions are within the Borrower’s and each other Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement and each of the other Loan Documents have been duly executed and delivered by each Loan Party party thereto and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any Contractual Obligation upon the Borrower and its Subsidiaries or its or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
          SECTION 4.04. Financial Condition; No Material Adverse Change.
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          (a) Financial Condition. The Borrower has heretofore furnished to the Lenders (i) its audited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, in each case reported on by KPMG LLP, and (ii) its unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter ended June 30, 2006 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of financial statements referred to in clause (ii) above. There are no liabilities of the Borrower or any of its Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower that are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the respective dates of such financial statements.
          (b) No Material Adverse Change. Since December 31, 2005, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
          SECTION 4.05. Properties.
          (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The Liens granted by the Security Documents constitute valid perfected first priority Liens on the properties and assets covered by the Security Documents, to the extent required by the Security Documents and subject to no prior or equal Lien except those Liens permitted by Section 7.02.
          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 4.06. Litigation and Environmental Matters.
          (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or that involve this Agreement or the Transactions.
          (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries
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(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts that could reasonably be expected to result in any Environmental Liability.
          (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 4.07. Compliance with Laws and Contractual Obligations. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property or all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          SECTION 4.08. Investment Company Act Status. Neither the Borrower nor its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 4.10. ERISA. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) no ERISA Event has occurred or is reasonably expected to occur and (b) each Plan has complied with the applicable provisions of ERISA and the Code. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) does not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 4.11. Disclosure. The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information (other than projections and other forward looking information) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) with respect to
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projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof and (ii) with respect to information pertaining to the Acquired Business, the Borrower makes the representations in this Section as of the Effective Date to the extent of its knowledge.
          SECTION 4.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
          SECTION 4.13. Labor Matters. Except with respect to any Disclosed Matters and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) no collective bargaining agreement or other labor contract will expire during the term of this Agreement, (b) to the Borrower’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any of its Subsidiaries, (c) there is no pending or, to the Borrower’s knowledge, threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees and (d) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees.
          SECTION 4.15. Indebtedness. Schedule 7.01 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries, in each case, outstanding as of the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 7.01.
          SECTION 4.16. Liens. Schedule 7.02 is a complete and correct list of each Lien securing Indebtedness of any Person outstanding as of the date hereof and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 7.02.
          SECTION 4.17. Subsidiaries. Schedule 4.17 is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.17, (i) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.17, (ii) all of the issued and outstanding Capital Stock of each such
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Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding Equity Rights with respect to such Person.
          SECTION 4.18. Solvency. The Borrower is and, after giving effect to the making of each Loan and the use of proceeds thereof, will be Solvent.
ARTICLE V
CONDITIONS
          SECTION 5.01. Conditions of Initial Credit Extensions. The obligations of the Lenders to make its initial Loans and of the Issuing Lender to issue or continue its initial Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 10.02):
     (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
     (b) Opinion of Counsel to the Loan Parties. A written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Loan Parties, substantially in the form of Exhibit F and of such other counsel for the Loan Parties satisfactory to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent (if requested by the Administrative Agent), and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
     (c) Opinion of Special New York Counsel to JPMCB. A written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit G (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).
     (d) Officer’s Certificate. A certificate, dated the Effective Date and signed by a senior executive officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.
     (e) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other
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legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (f) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent, together with (i) certificates, if any, representing the Pledged Equity (as defined in the Security Agreement) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (as defined in the Security Agreement) indorsed in blank, and (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the property of the Loan Parties subject to the security interests under the Security Agreement, subject to no other Liens (other than Liens expressly permitted by Section 7.02), which shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation. In addition, the Administrative Agent shall have received the results of recent lien searches in each relevant jurisdiction with respect to the Borrower and its subsidiaries, and such searches shall reveal no Liens on any of the assets of the Borrower or its subsidiaries except for Liens permitted Section 7.02 or Liens to be discharged pursuant to documentation or arrangements reasonably satisfactory to the Administrative Agent.
     (g) Public Consulting Group Acquisition. (i) A certified copy of the Public Consulting Group Asset Purchase Agreement and all related and ancillary agreements, the provisions of which shall be reasonably satisfactory to the Administrative Agent and shall not have been amended, supplemented or otherwise modified (pursuant to a waiver or otherwise) in any material respect without the prior written consent of the Administrative Agent, duly executed by the parties thereto, including certification by a Responsible Officer that such documents are in full force and effect as of the Effective Date; (ii) the Public Consulting Group Acquisition shall be consummated in accordance with the terms of the Public Consulting Group Asset Purchase Agreement in all material respects and in compliance with applicable material laws and regulatory approvals; (iii) evidence that all necessary consents or approvals of, registration or filing with, or any other action by, any Governmental Authority or other third party in connection with the Public Consulting Group Acquisition have been obtained on satisfactory terms and shall be in full force and effect, except to the extent that failure to obtain such consents or approvals could not reasonably be expected to result in a Material Adverse Effect, and all applicable waiting periods shall have expired without any action taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Public Consulting Group Acquisition or the financing thereof; and (iv) evidence that there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending that could be reasonably likely to prohibit or impose burdensome conditions on the consummation of the Public Consulting Group Acquisition or to result in a Material Adverse Effect (after giving effect to the Acquisition).
     (h) Financial Information. (i) The consolidated financial statements of the Borrower referred to in the first sentence in Section 4.04(a); (ii) the audited financial statements for the Acquired Business for the fiscal years ended June 30, 2004, June 30,
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2005 and June 30, 2006; (iii) satisfactory projections of the financial condition, results of operations and cash flows of the Borrower and its subsidiaries (including the assets acquired pursuant to the Public Consulting Group Acquisition) for the fiscal years 2006-2011 (and the Borrower shall have certified that such projections are based on good faith estimates and assumptions believed by the management of the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections as they relate to future events are not to be viewed as fact and that actual results during the period(s) covered by such projections may differ from the projected results set forth therein by a material amount)); (iv) an estimated pro forma consolidated balance of the Borrower and an estimated pro forma consolidated income statement of the Borrower, each as of June 30, 2006, giving pro forma effect to the Public Consulting Group Acquisition (the “Pro Forma Financial Statements”) (and the Borrower shall have certified that the Pro Forma Financial Statements have been prepared giving effect to the Transactions (as if the Transactions had occurred on such date or at the beginning of such period, as the case may be) in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of preparation thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at the date thereof and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of the periods covered thereby; and (v) a certificate, dated the Effective Date and signed by the chief financial officer of the Borrower, showing as of June 30, 2006 on a pro forma basis giving effect to the Transactions (as if the Transactions had occurred on such date or at the beginning of such period, if applicable) Consolidated EBITDA of not less than $24,000,000.
     (j) Borrowing Request. A Borrowing Request or notice of issuance of Letter of Credit, as applicable, relating to the initial credit extensions hereunder.
     (k) Fees and Expenses. All fees and expenses required to be paid hereunder and invoiced on or before the Effective Date shall have been paid in full in cash.
     (l) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.
          SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
     (a) the representations and warranties of the Borrower set forth in Article IV, and of each Loan Party in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date); and
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     (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
          Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of the immediately preceding sentence.
ARTICLE VI
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) within 45 days after the end of the first three fiscal quarters of the Borrower, the consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Responsible Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action
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taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements of the Borrower referred to in Section 4.04(a) or delivered pursuant to Section 6.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly upon receipt thereof, copies of all other reports submitted to the Borrower by its independent certified public accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants;
     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.
          SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries, other than disputes in the ordinary course of business or, whether or not in the ordinary of business, disputes involving amounts exceeding $2,500,000;
     (c) the occurrence of any ERISA Event that, individually or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not
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prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.
          SECTION 6.04. Payment of Taxes and Other Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 6.05. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
          SECTION 6.06. Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          SECTION 6.07. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
          SECTION 6.08. Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at the expense of the Borrower and at such reasonable times; provided that the Administrative Agent and each Lender shall be limited to one such visit or inspection each during any fiscal year, except that such limitation shall not apply at any time a Default has occurred and is continuing.
          SECTION 6.09. Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including any Environmental Laws) applicable to it or its property, and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 6.10. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans and a portion of the Revolving Credit Loans (if any) to be made on the Effective Date will be used to finance the Public Consulting Group Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, and the Letters of Credit issued hereunder, will be used for general corporate purposes of the Borrower and its Subsidiaries including acquisitions permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
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          SECTION 6.11. Additional Guarantors; Further Assurances.
          (a) Guarantors. The Borrower will take such action, and will cause each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) to take such action, from time to time as shall be necessary to ensure that such Domestic Subsidiaries of the Borrower are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Domestic Subsidiary (other than an Immaterial Subsidiary) that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to:
     (i) become a “Guarantor” hereunder, and a “Securing Party” under the Security Agreement pursuant to a Subsidiary Joinder Agreement;
     (ii) cause such Domestic Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder to the extent required pursuant to the Security Agreement; and
     (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Loan Parties pursuant to Section 5.01 on the Effective Date as the Administrative Agent shall reasonably request.
          In addition, promptly but in no event later than 30 days following the formation or acquisition of a Foreign Subsidiary (which period may be extended by the Administrative Agent in its sole discretion), the Borrower will take such action, and will cause each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) to take such action, from time to time as shall be necessary to ensure that 66% of the Equity Interests of each Foreign Subsidiary that is directly owned by the Borrower or any Domestic Subsidiary (a “First-Tier Foreign Subsidiary”) shall be pledged in favor of the Administrative Agent (or a sub-agent thereof) for the benefit of the Lenders, pursuant to the Security Agreement or such other pledge or similar agreement as the Administrative Agent shall reasonably request (and in that connection Borrower will, and will cause such Domestic Subsidiary to, comply with the other requirements of this Section).
          (b) Further Assurances. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the foregoing, in the event that any additional Capital Stock shall be issued by any Subsidiary (other than an Immaterial Subsidiary), the Loan Parties agree forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.
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ARTICLE VII
NEGATIVE COVENANTS
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
          SECTION 7.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness of the Loan Parties created hereunder and the other Loan Documents;
     (b) Indebtedness of the Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 7.01;
     (c) (i) Indebtedness of any Loan Party owing to any other Loan Party and (ii) Indebtedness of any Subsidiary that is not a Loan Party owing to the Borrower or any Subsidiary; provided that the aggregate principal amount of Indebtedness owing to the Loan Parties under clause (ii) above, together with the aggregate amount of Investments by the Loan Parties in Subsidiaries that are not Loan Parties under Section 7.06(c)(ii), shall not exceed $5,000,000 at any time outstanding;
     (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to, at the time of or within 90 days after such acquisition or the completion of such construction or improvement;
     (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the sum of (x) the aggregate principal amount of Indebtedness permitted by this clause (e) plus (y) the aggregate sales price in respect of Sale/Leaseback Transactions incurred under Section 7.12 shall not exceed $5,000,000 at any time outstanding; and
     (f) other Indebtedness in an aggregate principal amount not exceeding $2,500,000 at any time outstanding.
          SECTION 7.02. Liens. The Borrower will not, and will not permit any of its
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Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Liens created pursuant to the Loan Documents;
     (b) Permitted Liens;
     (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.02 (excluding, however, following the making of the initial Loans hereunder as of the Effective Date, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule 7.02); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, replacements and combinations thereof that do not increase the outstanding principal amount thereof or commitment therefor, in each case, as in effect on the date hereof;
     (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 7.01(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to, at the time of or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;
     (e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 7.01(e), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the original outstanding principal amount thereof; and
     (f) Liens securing Indebtedness or other obligations in an aggregate amount not exceeding $2,500,000 at any time outstanding.
          SECTION 7.03. Mergers, Consolidations, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:
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     (a) any Subsidiary may be merged or consolidated with or into the Borrower so long as (i) the Borrower is the surviving entity or (ii) if the Borrower is not the surviving entity, such surviving entity (x) is a wholly owned Domestic Subsidiary that is a direct or indirect parent of each other Subsidiary of the Borrower, (y) enters into an assumption agreement with respect to the Obligations of the Borrower reasonably satisfactory to the Administrative Agent and (z) if requested by the Administrative Agent, provides such evidence of power and authority and validity of such assumed Obligations as the Administrative Agent may reasonably request; and
     (b) any Subsidiary may be merged or consolidated with or into any other Subsidiary, so long as if any Subsidiary party to such transaction is a Loan Party, the surviving entity thereof is or becomes a Loan Party at the time of consummation of such merger or consolidation.
          SECTION 7.04. Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests), except:
     (a) obsolete or worn-out property, tools or equipment no longer used or useful in its business;
     (b) any inventory or other property sold or disposed of in the ordinary course of business and for fair consideration;
     (c) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property to the Borrower or any wholly owned Subsidiary of the Borrower;
     (d) the Capital Stock of any Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower; and
     (e) Dispositions of property by the Borrower or any Subsidiary the aggregate fair market value of which in any fiscal year does not exceed 10% of the consolidated assets of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year of the Borrower.
          SECTION 7.05. Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.
          SECTION 7.06. Investments and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, make or suffer to exist any Investment in any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business, except:
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     (a) Cash Equivalents;
     (b) Investments (other than Investments permitted under clauses (a) and (c) of this Section) existing on the date hereof and set forth on Schedule 7.06;
     (c) (i) Investments by any Loan Party in any other Loan Party; and (ii) Investments by the Borrower or any Subsidiary in any Subsidiary that is not a Loan Party; provided that that the aggregate amount of Investments by the Loan Parties in Subsidiaries that are not Loan Parties under clause (ii) above, together with the aggregate principal amount of Indebtedness owing to the Loan Parties incurred under Section 7.01(c)(ii), shall not exceed $5,000,000;
     (d) Indebtedness permitted by Section 7.01;
     (e) purchases of inventory and other property to be sold or used in the ordinary course of business;
     (f) the Public Consulting Group Acquisition;
     (g) Acquisitions after the date hereof by the Borrower or any other Loan Party; provided that (i) the aggregate consideration (including assumed Indebtedness, but excluding consideration in the form of Capital Stock of the Borrower) for all such Acquisitions shall not exceed $10,000,000 in any fiscal year and $25,000,000 in the aggregate, (ii) if such Acquisition is an acquisition of Capital Stock of any Person, such Acquisition shall not be opposed by the board of directors (or similar governing body) of such Person, (iii) no Default shall have then occurred and be continuing or would result therefrom, (iv) the requirements of Section 6.11 applicable to such Acquisition shall be satisfied, (v) after giving effect to such Acquisition on a pro forma basis as if such Acquisition had occurred on the first day of the most recent period of four consecutive fiscal quarters, the Borrower would be in pro forma compliance with the Consolidated Leverage Ratio under Section 7.11(a) and (vi) prior to the consummation of each such Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clause (v) above and certifying that the conditions set forth in this clause (g) with respect to such Acquisition have been satisfied; and
     (h) other Investments in an aggregate amount (valued at cost) not exceeding $1,000,000.
          SECTION 7.07. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:
     (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock;
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     (b) the Borrower may make Restricted Payments after the date hereof in an aggregate amount not exceeding $2,000,000 in any fiscal year; provided that, at the time of such Restricted Payment and immediately after giving effect thereto, no Default shall have occurred and be continuing; and
     (c) the Borrower may repurchase restricted stock from its employees at the lower of cost or market pursuant to an arrangement approved by the board of directors of the Borrower (each a “Stock Repurchase”); provided that (i) at the time of any such Stock Repurchase and immediately after giving effect thereto, no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.11 as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 6.01(a) and (b) after giving effect to any such Stock Repurchase;
provided that nothing herein shall be deemed to prohibit (x) the payment of dividends by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder) and (y) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options or warrants.
          SECTION 7.08. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
     (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate;
     (b) transactions between or among the Borrower and one or more of its wholly-owned Subsidiaries not involving any other Affiliate;
     (c) any Investment permitted by Section 7.06;
     (d) transactions contemplated by the ancillary agreements to the Public Consulting Group Asset Purchase Agreement;
     (e) any Restricted Payment permitted by Section 7.07; and
     (f) any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity.
          SECTION 7.09. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of
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its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; except:
     (i) restrictions and conditions imposed by law or by the Loan Documents;
     (ii) restrictions and conditions existing on the date hereof set forth on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);
     (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or its assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or such assets to be sold and such sale is permitted hereunder;
     (iv) (with respect to clause (a) above) (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or relating to any other Indebtedness permitted by this Agreement if such restrictions or conditions apply to Liens other than the Liens created pursuant to the Loan Documents and (y) customary provisions in leases and other contracts restricting the assignment thereof; and
     (v) (with respect to clause (a) above) provisions in any lease or lease agreement, or any restrictions or conditions imposed by any landlord, prohibiting or restricting the granting, creation or incurrence of any liens on any premises leased by the Borrower or any of its Subsidiaries.
          SECTION 7.10. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into with any of the Lenders or in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
          SECTION 7.11. Financial Covenants.
          (a) Consolidated Leverage Ratio. The Borrower will not at any time permit the Consolidated Leverage Ratio to exceed 3.00 to 1.00.
          (b) Consolidated Fixed Charges Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio to be less than (i) 1.50 to 1.00 at any time through December 31, 2007 and (ii) 1.75 to 1.00 at any time thereafter.
          SECTION 7.12. Sale-Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or
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transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a “Sale/Leaseback Transaction”), except for Sale/Leaseback Transactions by the Borrower and its Subsidiaries with an aggregate sales price not exceeding, taken together with sum of the aggregate principal amount of Indebtedness permitted under clause (e) of Section 7.01, $5,000,000.
          SECTION 7.13. Modifications of Organizational Documents and Certain Other Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries and the Non-Compete Agreements that could reasonably be expected to be materially adverse to the interests of the Lenders, in each case, without the prior consent of the Required Lenders (or the Administrative Agent, with the approval of the Required Lenders).
          SECTION 7.14. Prepayments, etc. of Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly), except for payments in an aggregate amount not exceeding $2,000,000, or make any payment in violation of any subordination terms of, any Indebtedness for borrowed money (other than any intercompany Indebtedness and the Loans).
ARTICLE VIII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate furnished pursuant to or in connection with this
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Agreement or any other Loan Document or any such amendment, modification or waiver, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the existence of the Borrower) or 6.10 or in Article VII or any of its respective obligations contained in Section 4.01 or 4.02 of the Security Agreement;
     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (given at the request of any Lender);
     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
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     (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) a Change in Control shall occur; or
     (n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the property intended to be covered thereby in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with the express terms thereof, any of the Loan Documents shall for any reason cease to be in full force and effect or to be valid and binding on any of the Loan Parties party thereto, or the validity or enforceability thereof shall be contested by any Loan Party;
then, and in every such event (other than any event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
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ARTICLE IX
THE ADMINISTRATIVE AGENT
          Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided in Section 10.02), and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
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          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York or an Affiliate of a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
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          Notwithstanding anything herein to the contrary the Sole Bookrunner and the Sole Lead Arranger, the Syndication Agent and the Documentation Agent named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.
ARTICLE X
MISCELLANEOUS
          SECTION 10.01. Notices.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) if to the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, as set forth in Schedule 10.01; and (ii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 10.02. Waivers; Amendments.
          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and
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for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.
          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders (or, in the case of any such waiver, amendment or modification relating to Letters of Credit or Swingline Loans, the Required Revolving Credit Lenders) or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders (or the Required Revolving Credit Lenders, as applicable); provided that no such agreement shall:
     (i) increase the Commitment of any Lender without the written consent of each Lender adversely affected thereby;
     (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby;
     (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby;
     (iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
     (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender adversely affected thereby; or
     (vi) release all or substantially all of the Guarantors from their guarantee obligations under Article III or all or substantially all of the collateral, in each case without the written consent of each Lender (except as provided in the last paragraph of this Section);
and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be.
          Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise),

consent to any modification, supplement or waiver under any of the Security Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (and to release any Guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.
          SECTION 10.03. Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

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provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
          (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such.
          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 10.04. Successors and Assigns.
          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders.
          (i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at

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the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
          (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
          (B) the Administrative Agent; provided that no consent of the Borrower shall be required for an assignment of a Term Loan to an existing Term Loan Lender or an Affiliate or Approved Fund thereof; and
          (C) (in the case of assignments of the Revolving Credit Commitment and Revolving Credit Loans) the Issuing Lender and the Swingline Lender.
          (ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of an assignment of a Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
          (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each

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Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) Maintenance of Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) Participations.
          (i) Participations Generally. Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents

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and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section and Section 2.18(a), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
          (ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.
          (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single

Credit Agreement

contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

Credit Agreement

          (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its Subsidiaries and their respective obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes

Credit Agreement

available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Borrower and its Subsidiaries and their business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          SECTION 10.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.
[Signature pages follow]

Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HMS HOLDINGS CORP.

By	/S/ ROBERT M. HOLSTER Name: Robert M. Holster
Title: CEO

U.S. Federal Tax Identification No.: 11-3656261

Credit Agreement

GUARANTORS

HEALTH MANAGEMENT SYSTEMS, INC.

By
Name:
Title:

HMS BUSINESS SERVICES INC.

By
Name:
Title:

REIMBURSEMENT SERVICES GROUP INC.

By
Name:
Title:

Credit Agreement

LENDERS

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent

By
Name:
Title:

Credit Agreement

BANK OF AMERICA, N.A.

By
Name:
Title:

Credit Agreement

CITIZENS BANK OF MASSACHUSETTS

By
Name:
Title:

Credit Agreement

BANK LEUMI USA

By
Name:
Title:

Credit Agreement

EXHIBIT A
[Form of Assignment and Assumption]
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	HMS Holdings Corp.

4.	Administrative Agent:	JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of September 13, 2006 among HMS

[1]	Select as applicable.

Assignment and Assumption

Holdings Corp., the Guarantors party thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
	Commitment/Loans	Commitment/Loans	of
Facility Assigned[2]	for all Lenders	Assigned	Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%
Effective Date:                                          ___, 20 ___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”)

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

[Consented to:

HMS HOLDINGS CORP.

By
Title:

JPMORGAN CHASE BANK, N.A.,
as the Issuing Lender and the Swingline Lender

By
Title:][5]

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Borrower, the Issuing Lender or the Swingline Lender, as applicable, is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon,

Assignment and Assumption

and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption

EXHIBIT B-1
[Form of Revolving Credit Note]
PROMISSORY NOTE

$[ ]	[ ], 200[___]
New York, New York
          FOR VALUE RECEIVED, HMS HOLDINGS CORP., a New York corporation (the “Borrower”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at the offices of JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement referred to below, at 10 South Dearborn, 19th Floor, Chicago, IL 60603-0010, or such other office as shall be notified to the Borrower from time to time, the principal sum of [DOLLAR AMOUNT] DOLLARS ($[                                        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.
          This Promissory Note evidences Revolving Credit Loans made by the Lender under the Credit Agreement, dated as of September 13, 2006 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among HMS Holdings Corp., the Guarantors party thereto, the Lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.
          Except as permitted by Section 10.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.
          This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

Revolving Credit Note

HMS HOLDINGS CORP.

By
Name:
Title:

Revolving Credit Note

SCHEDULE OF REVOLVING CREDIT LOANS
          This Promissory Note evidences Revolving Credit Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below and pursuant to the Credit Agreement, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Amount Paid,
	Principal			Duration of	Prepaid,
	Amount of	Type of	Interest	Interest Period	Continued or
Date	Loan	Loan	Rate	(if any)	Converted	Notation Made by

Revolving Credit Note

EXHIBIT B-2
[Form of Term Loan Note]
PROMISSORY NOTE

$[ ]	[ ], 200[___]
New York, New York
          FOR VALUE RECEIVED, HMS HOLDINGS CORP., a New York corporation (the “Borrower”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at the offices of JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement referred to below, at 10 South Dearborn, 19th Floor, Chicago, IL 60603-0010 or such other office as shall be notified to the Borrower from time to time, the principal sum of [DOLLAR AMOUNT] DOLLARS ($[                                        ]), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Term Loan made by the Lender to the Borrower, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loan made by the Lender.
          This Promissory Note evidences the Term Loan made by the Lender under the Credit Agreement, dated as of September 13, 2006 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among HMS Holdings Corp., the Guarantors party thereto, the Lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.
          Except as permitted by Section 10.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

Term Loan Note

          This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

HMS HOLDINGS CORP.

By
Name:
Title:

Term Loan Note

SCHEDULE TO TERM LOAN NOTE
          This Promissory Note evidences a Term Loan made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below and pursuant to the Credit Agreement, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Amount Paid,
	Principal			Duration of	Prepaid,
	Amount of	Type of	Interest	Interest Period	Continued or
Date	Loan	Loan	Rate	(if any)	Converted	Notation Made by

Term Loan Note

EXHIBIT B-3
[Form of Swingline Loan Note]
PROMISSORY NOTE

$2,500,000	[ ], 200[___]
New York, New York
          FOR VALUE RECEIVED, HMS HOLDINGS CORP., a New York corporation (the “Borrower”), hereby promises to pay to JPMORGAN CHASE BANK, N.A. (the “Lender”), at the offices of JPMorgan Chase Bank, N.A., as Swingline Lender under Credit Agreement referred below, at 10 South Dearborn, 19th Floor, Chicago, IL 60603-0010 or such other office as shall be notified to the Borrower from time to time, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Swingline Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans made by the Lender.
          This Promissory Note evidences Swingline Loans made by the Lender under the Credit Agreement, dated as of September 13, 2006 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among HMS Holdings Corp., the Guarantors party thereto, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.
          The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.
          Except as permitted by Section 10.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

Swingline Loan Note

          This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

HMS HOLDINGS CORP.

By
Name:
Title:

Swingline Loan Note

SCHEDULE OF SWINGLINE LOANS
          This Promissory Note evidences Swingline Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below and pursuant to the Credit Agreement, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Amount Paid,
	Principal			Duration of	Prepaid,
	Amount of	Type of	Interest	Interest Period	Continued or
Date	Loan	Loan	Rate	(if any)	Converted	Notation Made by

Swingline Loan Note

EXHIBIT C
[Form of Security Agreement]
[to be attached]

Security Agreement

EXHIBIT D
[Form of Subsidiary Joinder Agreement]
SUBSIDIARY JOINDER AGREEMENT
          SUBSIDIARY JOINDER AGREEMENT dated as of [                                        ], 200[___] by [NAME OF ADDITIONAL GUARANTOR], a [                                        ] [corporation][limited liability company][partnership] (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
          WHEREAS, pursuant to the Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”; and capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement), dated as of September 13, 2006, among HMS Holdings Corp., the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make extensions of credit to the Borrower on the terms and conditions set forth in the Credit Agreement;
          WHEREAS, pursuant to the Security Agreement (as amended, modified and supplemented from time to time, the “Security Agreement”), dated as of September 13, 2006, by the Securing Parties party thereto in favor of the Administrative Agent, the Securing Parties have granted in favor of the Administrative Agent a security in and Lien upon the Collateral (as defined in the Security Agreement) as security for the Secured Obligations (as defined in the Security Agreement); and
          WHEREAS, the Borrower is required by Section 6.11(a) of the Credit Agreement and Section 6.12 of the Security Agreement to cause the Additional Guarantor to become a “Guarantor” under the Credit Agreement and a “Securing Party” under the Security Agreement.
          NOW, THEREFORE, for valuable consideration (receipt whereof is hereby acknowledged), the parties hereto agree as follows:
          1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          2. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Subsidiary Joinder Agreement, the Additional Guarantor will be (a) deemed to be a party to the Credit Agreement and the Security Agreement, (b) a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and (c) a “Securing Party” for all purposes of the Security Agreement and shall have all of the obligations of a Securing Party thereunder as if it had executed the Security Agreement. The Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the

Joinder Agreement

Guarantors contained in the Credit Agreement and the Securing Parties contained in the Security Agreement.
          3. Without limiting the generality of the foregoing terms of this Subsidiary Joinder Agreement, the Additional Guarantor hereby (a) jointly and severally, together with the other Guarantors, guarantees to each Lender, each Affiliate of a Lender and the Administrative Agent the prompt payment of the Borrower Guaranteed Obligations (as defined in the Credit Agreement) in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of Article III of the Credit Agreement and (b) pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), a Lien upon all of its right, title and interest in and to the Collateral pursuant to Section 3 of the Security Agreement.
          4. In addition, the Additional Guarantor hereby makes the representations and warranties set forth in Article IV of the Credit Agreement and Section 2 of the Security Agreement (as supplemented by the attached supplemental annexes), in each case with respect to itself and its Subsidiaries and with respect to this Subsidiary Joinder Agreement and the Loan Documents to which it is a party or is bound, as if each reference in such representations and warranties to the Loan Documents included reference to this Subsidiary Joinder Agreement and such Loan Documents.
          5. The Additional Guarantor has attached hereto Schedule 1 that supplements Annexes 1, 2, 3, 4, 5, 6 and 7 to the Security Agreement and certifies, as of the date hereof, that the supplemental information set forth therein has been prepared by the Additional Guarantor in substantially the form of the equivalent Annexes to the Security Agreement and is complete and correct in all material respects.
          6. The Additional Guarantor hereby instructs its counsel to deliver the opinion referred to in Section 6.11(a)(iii) of the Credit Agreement to the Administrative Agent to the extent such opinion is required.
          7. The address of the Additional Guarantor for purposes of all notices, other communications and service of process under the Loan Documents is the address set forth on the signature page hereto or such other address as the Additional Guarantor may from time to time notify the Administrative Agent in writing from time to time.
          8. This Subsidiary Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
          9. This Subsidiary Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Joinder Agreement

          IN WITNESS WHEREOF, the Additional Guarantor has caused this Subsidiary Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By

Name:
Title:

[Address for Notices:

[ ]]

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By

Name:
Title:

Joinder Agreement

SCHEDULE 1
to Subsidiary Joinder Agreement
Supplements to Annexes to Security Agreement
Annex 1
[To be completed; if no supplemental information, enter “None”]
Annex 2
[To be completed; if no supplemental information, enter “None”]
Annex 3
[To be completed; if no supplemental information, enter “None”]
Annex 4
[To be completed; if no supplemental information, enter “None”]
Annex 5
[To be completed; if no supplemental information, enter “None”]
Annex 6
[To be completed; if no supplemental information, enter “None”]
Annex 7
[To be completed; if no supplemental information, enter “None”]

Joinder Agreement

EXHIBIT E
[Form of Opinion of Counsel to the Loan Parties]
[To be attached]

Opinion of Counsel to the Loan Parties

EXHIBIT F
[Form of Opinion of Special New York Counsel to JPMCB]
September 13, 2006
To the Lenders party to
the Credit Agreement referred to below
and JPMorgan Chase Bank, N.A.,
as Administrative Agent
Ladies and Gentlemen:
          We have acted as special New York counsel to JPMorgan Chase Bank, N.A. (“JPMCB”) in connection with the Credit Agreement (the “Credit Agreement”) dated as of September 13, 2006, among HMS Holdings Corp. (the “Borrower”), the Guarantors party thereto (together with the Borrowers, the “Obligors”), the lenders party thereto and JPMCB, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(c) of the Credit Agreement.
          In rendering the opinions expressed below, we have examined executed counterparts of the Credit Agreement and Security Agreement (collectively, the “Credit Documents”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents. We have also assumed that each of the Credit Documents has been duly authorized, executed and delivered by, and (except, to the extent set forth below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto, that all signatories thereto have been duly authorized, and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same.
          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
          The foregoing opinions are subject to the following comments and qualifications:

Opinion of New York Counsel to JPMCB

     (A) The enforceability of Sections 3.03 and 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.
     (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
     (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.17(d) of the Credit Agreement, (iii) Sections 3.06 and 3.09 of the Credit Agreement, (iv) Section 10.08 of the Credit Agreement, (v) the first sentence of Section 10.09(b) of the Credit Agreement and the first sentence of Section 6.07(b) of the Security Agreement, insofar as each such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents or (vi) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement and Section 6.07(c) of the Security Agreement with respect to proceedings in the United States District Court for the Southern District of New York.
     (D) Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.
     (E) We express no opinion as to the applicability to the obligations of any Guarantor under the Credit Documents of (or the enforceability of such obligations under) Section 548 of the United States Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, or the provisions of the law of the jurisdiction of incorporation of such Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.
     (F) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Secured Parties, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein; provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent inadequate for the practical realization of the substantive benefits purported to be provided by the Security Agreement.
     (G) We wish to point out that the acquisition by the Obligors after the initial extension of credit under the Credit Agreement of an interest in property that becomes

Opinion of New York Counsel to JPMCB

subject to the Lien of the Security Agreement may constitute a voidable preference under Section 547 of the United States Bankruptcy Code.
     (H) We express no opinion as to the existence of, or the right, title or interest of any Obligor in, to or under, any of the Collateral (as defined in the Security Agreement), and we express no opinion as to the creation, perfection or priority of any security interests in, or other Lien on, the Collateral (as defined in the Security Agreement).
               The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.
               At the request of our client, this opinion letter is, pursuant to Section 5.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Documents without our prior written consent in each instance.
Very truly yours,
WJM/MJB

Opinion of New York Counsel to JPMCB

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
September 13, 2006
To the Lenders party to the Credit Agreement referred to below and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
Ladies and Gentlemen:
We have acted as special counsel to HMS Holdings Corp., a New York corporation (the “Borrower”), Health Management Systems, Inc., a New York corporation, HMS Business Services Inc., a New York corporation, and Reimbursement Services Group, Inc., a New York corporation (each a Guarantor and collectively, the “Guarantors”; the Guarantors together with the Borrower are referred to as the “Loan Parties” and each a “Loan Party”), in connection with the preparation, execution and delivery of that certain Credit Agreement of even date herewith (the “Credit Agreement”) by and among the Borrower, the Guarantors, the Lenders from time to time a party thereto (each a “Lender” and collectively the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). This opinion is being furnished pursuant to Section 5.01(b) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. In rendering the opinions expressed below, we have examined:
a.	the Credit Agreement;

b.	the Promissory Notes issued in connection with the Credit Agreement, if any;

c.	the Security Agreement of even date herewith, made by the Borrower and each of the Guarantors in favor of the Administrative Agent for the benefit of itself and the Lenders (the “Security Agreement”);

d.	the certificates of incorporation of each Loan Party certified by the Secretary of State of the State of New York (the “Certificates of Incorporation”) as of August 31, 2006 or September 12, 2006, as applicable;

e.	certificates of the Secretary of each Loan Party, dated as of the date hereof (the “Secretary’s Certificates”), attesting to (i) true, correct and complete copies of the Certificates of Incorporation and the By-Laws of each Loan Party, and the resolutions of the board of directors of each Loan Party, as each of the foregoing is in effect on the date hereof, and (ii) the authorization, incumbency and signatures of certain officers of each Loan Party;
Wilmer cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London Munich New York Northern Virginia Oxford Palo Alto Waltham Washington

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

f.	certificates of the Secretary of State of the State of New York, dated as of September 12, 2006, attesting to the legal existence, corporate good standing and qualification to transact business in the State of New York of each Loan Party;

g.	the Certificate of Thomas Archbold, Chief Financial Officer of the Borrower (the “Officer’s Certificate”);

h.	UCC-1 financing statement in the form annexed hereto as Exhibit A-1 (naming HMS Holdings Corp. as debtor) to be filed in the filing office of the Secretary of State of the State of New York;

i.	UCC-1 financing statement in the form annexed hereto as Exhibit A-2 (naming Health Management Systems, Inc. as debtor) to be filed in the filing office of the Secretary of State of the State of New York;

j.	UCC-1 financing statement in the form annexed hereto as Exhibit A-3 (naming HMS Business Services Inc. as debtor) to be filed in the filing office of the Secretary of State of the State of New York;

k.	UCC-1 financing statement in the form annexed hereto as Exhibit A-4 (naming Reimbursement Services Group Inc. as debtor) to be filed in the filing office of the Secretary of State of the State of New York (the UCC financing statements referred to in clauses (h)-(k) above are referred to collectively as the “Financing Statements”); and

l.	such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Loan Parties) as we have considered necessary for purposes of this opinion.
The documents referred to in clauses (a)-(c) above are referred to collectively as the “Credit Documents.”
In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity and competence of all individuals, the completeness and accuracy of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have not reviewed the corporate minute books of any Loan Party.
In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Loan Parties, upon the representations made to us by one or more officers or employees of the Loan Parties, upon the representations and warranties of the Loan Parties, the Administrative Agent and the Lenders in the Credit Documents and upon the Officer’s Certificate referred to in clause (g) above. We have not

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

conducted any independent investigation of, or attempted to verify independently, such factual matters. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body or agency in any jurisdiction.
For purposes of this opinion, we have assumed that (i) the Credit Documents and all other instruments executed and delivered in connection therewith have been duly authorized, executed and delivered by all parties thereto other than the Loan Parties, and that all such other parties have all requisite power and authority, and have taken all action necessary, to execute and deliver, and to perform their obligations under, the Credit Documents and all other instruments executed and delivered in connection therewith, and (ii) no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required by any party to the Credit Documents other than the Loan Parties for the valid execution and delivery of, and performance of their obligations under, such documents. We have also assumed that each of the Credit Documents and all other instruments executed and delivered in connection therewith is the valid and binding obligation of each party thereto other than the Loan Parties and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Credit Documents other than the Loan Parties.
We are opining herein solely as to the state laws of the State of New York and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining herein, we have assumed for the purposes of this opinion, with your permission and without investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct. We express no opinion herein with respect to compliance by the Loan Parties with state securities or “blue sky” laws or with any state or federal securities anti-fraud laws.
We assume that the New York Uniform Commercial Code-Secured Transactions Statute (the “New York Code”) governs all matters related to security interests granted by the Loan Parties in favor of the Administrative Agent for the benefit of itself and the Lenders under the Security Agreement. Section 9-301(a) of the New York Code provides that, subject to certain exceptions, the law of the jurisdiction where a debtor is located governs the perfection of a security interest in collateral. Each Loan Party is organized under the laws of the State of New York and is therefore located in the State of New York under Section 9-307(e) of the New York Code. Accordingly, the New York Code, subject to the exceptions referenced in Section 9-301 of the New York Code, governs the perfection of security interests granted by the Loan Parties in favor of the Administrative Agent for the benefit of itself and the Lenders under the Credit Documents.
The opinions expressed in paragraph 1 below, insofar as they relate to the organization, valid existence and good standing of the Loan Parties, are based solely upon the certificates referred to in clause (f) above, are rendered as of the respective dates of such certificates, and are limited accordingly. We express no opinion as to the tax good standing of the Loan Parties in any jurisdiction.

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

We express no opinion as to the enforceability of any right to set-off against any deposit account of the Loan Parties to the extent that (a) the funds on deposit in said accounts have been accepted by the Administrative Agent or any Lender with an intent to apply such funds to a pre-existing claim rather than to hold such funds subject to withdrawals in the ordinary course, (b) the set-off is directed against checks held by the Administrative Agent or any Lender for collection only and not for deposit, (c) the funds on deposit in said accounts are in any manner special accounts which, by the express terms on which they are created, are made subject to the rights of a third party, (d) the obligations against which any deposit account is set off are not due and payable, or (e) the funds on deposit in the account are subject to a security interest granted to the Administrative Agent or any Lender.
Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general principles of equity, including the availability of any equitable or specific remedy, or the successful assertion of any equitable defense. We assume that (i) there has been no mutual mistake of fact or misunderstanding, or fraud, duress, or undue influence in connection with the negotiation, execution or delivery of the Credit Documents, and (ii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in any case, vary, supplement or qualify the terms of the Credit Documents. We also express no opinion herein as to any provision of any Credit Document (a) that may be deemed or construed to waive any right of any Loan Party, (b) to the effect that rights and remedies are not exclusive, and to the effect that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of a Credit Document on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) that is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) relating to powers of attorney, (h) that provides that the terms of any Credit Document may not be waived or modified except in writing, (i) purporting to establish evidentiary standards, (j) purporting to establish in advance standards of commercial reasonableness, or (k) purporting to charge interest on interest.
For purposes of our opinions rendered below, and without limiting any other comments and qualifications set forth herein, insofar as they relate to the enforceability against the Guarantors of any of the Credit Documents to which they are a party, we have assumed that each Guarantor has received reasonably equivalent value and fair consideration in exchange for its obligations

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

therein or undertakings in connection therewith, and that prior to and after consummation of the transactions contemplated by the Credit Documents to which it is a party, each Guarantor is not insolvent, rendered insolvent or left with unreasonably small capital within the meaning of 11 U.S.C. § 548 and the New York Debtor and Creditor Law statute §§ 270 et seq.
For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Loan Parties of their obligations under the Credit Documents will be identical to the facts and law governing their performance on the date of this opinion.
Based upon and subject to the foregoing and to the comments and qualifications following these opinions, it is our opinion that:
1.	Each Loan Party is a corporation organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted.

2.	Each Loan Party has all requisite corporate power to execute and deliver, and to perform its obligations under, each Credit Document and to consummate the transactions contemplated thereby.

3.	The execution, delivery and performance by each of the Loan Parties of each Credit Document have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

4.	Each of the Credit Documents has been duly executed and delivered by each Loan Party, and constitutes the valid and binding obligation of the Loan Parties enforceable against the Loan Parties in accordance with its terms.

5.	The execution and delivery by each Loan Party of each of the Credit Documents, the performance by each of the Loan Parties of the terms and provisions thereof and the consummation of the transactions contemplated thereby, do not (a) violate the provisions of the Certificates of Incorporation or By-laws, each as amended to date, of each Loan Party or (b) violate the provisions of the state laws of the State of New York or federal laws of the United States of America applicable to each Loan Party.

6.	Other than any authorization, approval, consent, filing or registration required in connection with the perfection of security interests, no authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Loan Parties for the execution, delivery or performance by the Loan Parties of the Credit Documents.

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

7.	Based solely upon the accuracy of the representations in the Officer’s Certificate, neither the Borrower nor any of its subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

8.	Subject to the giving of value (within the meaning of Section 9-203 of the New York Code), the Security Agreement creates a valid security interest in the Collateral (as defined therein). Upon the timely and proper filing of the financing statement attached hereto as Exhibit A-1 (naming HMS Holdings Corp. as debtor) with the Secretary of State of the State of New York, the Administrative Agent for the benefit of itself and the Lenders will have a perfected security interest as to all such Collateral of HMS Holdings Corp. in which a security interest can be perfected by filing of such financing statement under the New York Code. Upon the timely and proper filing of the financing statement attached hereto as Exhibit A-2 (naming Health Management Systems, Inc. as debtor) with the Secretary of State of the State of New York, the Administrative Agent for the benefit of itself and the Lenders will have a perfected security interest as to all such Collateral of Health Management Systems, Inc. in which a security interest can be perfected by filing of such financing statement under the New York Code. Upon the timely and proper filing of the financing statement attached hereto as Exhibit A-3 (naming HMS Business Services Inc. as debtor) with the Secretary of State of the State of New York, the Administrative Agent for the benefit of itself and the Lenders will have a perfected security interest as to all such Collateral of HMS Business Services Inc. in which a security interest can be perfected by filing of such financing statement under the New York Code. Upon the timely and proper filing of the financing statement attached hereto as Exhibit A-4 (naming Reimbursement Services Group Inc. as debtor) with the Secretary of State of the State of New York, the Administrative Agent for the benefit of itself and the Lenders will have a perfected security interest as to all such Collateral of Reimbursement Services Group Inc. in which a security interest can be perfected by filing of such financing statement under the New York Code.

9.	Subject to the giving of value (within the meaning of Section 9-203 of the New York Code), the Security Agreement creates a valid security interest in the Pledged Equity (as defined in the Security Agreement). Upon the due and proper delivery (as defined in Section 8-301 of the New York Code) to, and possession by, the Administrative Agent for the benefit of itself and the Lenders of the certificates evidencing the Pledged Equity (as defined in the Security Agreement) endorsed in blank by an effective endorsement, and such Administrative Agent’s continued “control” of such certificates (within the meaning of Sections 8-106 and 9-106 of the New York Code) and possession thereof for the benefit of the Administrative Agent and the Lenders in the State of New York, the security

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

interests granted in such Pledged Equity will be perfected under the New York Code.

10.	The execution and delivery by each Loan Party of each of the Credit Documents, the performance by each Loan Party of the respective terms and provisions thereof and the consummation of the transactions contemplated thereby, do not (a) to our knowledge, and solely in reliance on the Officer’s Certificate, violate any judgment, order, decree, or award of any court or governmental authority specifically naming any Loan Party; or (b) violate, result in a breach or termination of, or a default under (or an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or cause the creation of any lien, security interest, charge or other encumbrance upon the properties or assets of any of the Loan Parties pursuant to any indenture, agreement or instrument listed on Exhibit B hereto or give rise to a right thereunder to require any payment to be made by any such Person.
The foregoing opinions are subject to the following comments and qualifications:
a.	We have assumed that the Pledged Equity (as defined in the Security Agreement) consists wholly of certificated securities as defined in Sections 8-102 and 8-103 of the New York Code.

b.	We express no opinion as to the creation of security interests in property (including any intellectual property or proceeds thereof) in which a security interest cannot be created under the New York Code or the perfection of security interests in property (including any intellectual property or proceeds thereof but excluding the Pledged Equity) in which a security interest cannot be perfected by the filing of UCC-1 financing statements pursuant to Article 9 of the New York Code in the filing office described above. Without limiting the foregoing, we express no opinion as to (a) the creation or perfection of any security interests in commercial tort claims, and (b) the perfection of security interests in fixtures, letter of credit rights, electronic chattel paper, as-extracted collateral, timber to be cut, a cooperative interest or deposit accounts, each as defined in the New York Code. We have assumed that each of the Financing Statements will be duly and timely filed with the applicable filing office, and that all appropriate fees and recording taxes (if any) will be duly and timely paid. We call your attention to the decision of the court in In re Avalon Software, Inc., 209 B.R. 517 (Bankr. D. Ariz. 1997) regarding the perfection of security interests in the proceeds of certain intellectual property. We call your attention to Sections 9-310 through 9-314 of the New York Code, which require or permit control, taking delivery or possession by a secured party for perfection of a security interest in certain types

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

of collateral, and note that the security interests in such collateral may be subject to perfection by more than one method of perfection.
c.	We express no opinion as to the effect of perfection or nonperfection or the priority of any security interests granted by the Loan Parties to or for the benefit of the Administrative Agent and the Lenders. We express no opinion as to the existence of, or the right, title or interest of the Loan Parties in, to or under any property in which it has granted a security interest.

d.	The perfection of the security interests granted by any Loan Party may be terminated as to any Collateral of such Loan Party acquired by it more than four months after such Loan Party changes its name so as to make any applicable Financing Statement seriously misleading (within the meaning of Sections 9-506 and 9-507 of the New York Code) unless an appropriate amendment to the financing statement indicating the new name of the Loan Party is properly filed before the expiration of such four-month period and all fees in connection therewith are paid. A change in any Loan Party’s location (as that term is defined in Section 9-307 of the New York Code) may impair the perfection of the security interests in the Collateral of such Loan Party.

e.	Pursuant to the New York Code, continuation statements are required from time to time to be filed in order to preserve valid, perfected security interests.

f.	We express no opinion as to the adequacy of the description of the Collateral of the Loan Parties as defined in the Security Agreement (a) insofar as such description includes terms that are not defined under Article 9 of the New York Code; and (b) insofar as such description is inconsistent with the description of the Collateral in the Financing Statements. We assume that the use of the term “all assets” to describe the Collateral in the Financing Statements is sufficient, in accordance with Section 9-504 of the New York Code to indicate that such Financing Statement covers the Collateral.

g.	Under certain circumstances, described in Section 9-315 of the New York Code, the right of a secured party to enforce a perfected security interest in the proceeds of collateral may be limited. Under certain circumstances described in Sections 9-406 through 9-409 of the New York Code, the assignment of interests in, or the creation or enforcement of a security interest in, certain types of collateral may be limited.

h.	The grant of, or any realization on, security interests in governmental licenses, permits, authorizations and other rights, in contracts with government or governmental instrumentalities, commissions, boards or agencies and in the proceeds thereof are or may be subject to restrictions or limitations set forth therein or in applicable statutes, laws, rules or regulations, and we express no

To the Lenders to the Credit Agreement and
JPMorgan Chase Bank, N.A.
for itself and as Administrative Agent for the Lenders
September 13, 2006

opinion as to the creation or perfection of a security interest in such rights, contracts or proceeds.
This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing facts, statutes, rules, regulations and judicial decisions, and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered only to the Administrative Agent and the Lenders and is solely for the benefit of the Administrative Agent and the Lenders, any successors or assigns of the Administrative Agent or any of the Lenders permitted under the Credit Agreement, and the benefit of their counsel, in connection with the consummation of the transactions contemplated by the Credit Documents, and may not be used by the Administrative Agent or the Lenders for any other purpose, nor may this opinion be furnished to, quoted to or relied upon by any other person for any purpose, without our prior written consent.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
Robert A. Schwed, a Partner

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
EXHIBIT A-1
Form of Financing Statement
(HMS Holdings Corp.)
Wilmer cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London Munich New York Northern Virginia Oxford Palo Alto Waltham Washington

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
EXHIBIT A-2
Form of Financing Statement
(Health Management Services, Inc.)
Wilmer cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London Munich New York Northern Virginia Oxford Palo Alto Waltham Washington

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
EXHIBIT A-3
Form of Financing Statement
(HMS Business Services Inc.)
Wilmer cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London Munich New York Northern Virginia Oxford Palo Alto Waltham Washington

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
EXHIBIT A-4
Form of Financing Statement
(Reimbursement Services Group Inc.)
Wilmer cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London Munich New York Northern Virginia Oxford Palo Alto Waltham Washington

EXHIBIT B
Indentures, Agreements and Instruments
•	The agreements and other documents listed as Exhibits 10.16 through 10.23 to the 10-k of HMS Holdings Corp. for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.
•	The Public Consulting Group Asset Purchase Agreement (as defined in the Credit Agreement) and Amendment No. 1 thereto.

EXECUTION COPY
SECURITY AGREEMENT
               SECURITY AGREEMENT dated as of September 13, 2006, between HMS HOLDINGS CORP., a corporation duly organized and validly existing under the laws of New York (the “Borrower”), each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY SECURING PARTIES” on the signature pages hereto and each other Subsidiary of the Borrower, if any, that becomes a “Securing Party” hereunder as contemplated by Section 6.12 (individually, a “Subsidiary Securing Party” and, collectively, the “Subsidiary Securing Parties” and, together with the Borrower, the “Securing Parties”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders party from time to time under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
               The Borrower, the Subsidiary Securing Parties, as guarantors thereunder, the lenders party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of September 13, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by such lenders to the Borrower.
               To induce the Lenders (as defined below) to enter into the Credit Agreement and to extend credit thereunder and to induce the Lenders and their affiliates to provide other credit to the Borrower and the other Loan Parties of the type referred to in the definition of “Obligations” (as defined in the Credit Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged each Securing Party has agreed to grant a security interest in the Collateral (as defined below) as security for the Secured Obligations (as defined below).
               Accordingly, the parties hereto agree as follows:
               Section 1. Definitions, Etc.
               1.01 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
               1.02 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.
               1.03 Additional Definitions. In addition, as used herein:
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          “Collateral” has the meaning assigned to such term in Section 3.
          “Collateral Account” has the meaning assigned to such term in Section 4.01.
          “Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Securing Party, including each Copyright identified in Annex 3.
          “Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.
          “Initial Pledged Debt” means the indebtedness of each Issuer beneficially owned by any Securing Party on the date hereof and identified in Annex 2 (Part B).
          “Initial Pledged Equity” means the Capital Stock of each Issuer beneficially owned by any Securing Party on the date hereof and identified in Annex 2 (Part A).
          “Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Securing Party with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Securing Party; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Securing Party in respect of any of the items listed above.
          “Issuers” means, collectively, (a) the respective Persons identified on Annex 2 (Part A) under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Securing Party, and (c) the issuer of any Capital Stock hereafter owned by any Securing Party.
          “NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
          “Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Securing Party, including each Patent identified in Annex 4, and all income,
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royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.
          “Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.
          “Pledged Debt” means, collectively, (a) the Initial Pledged Debt and (b) all other indebtedness from time to time owed to any Securing Party and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.
          “Pledged Equity” means, collectively, (a) the Initial Pledged Equity and (b) all other Capital Stock of any Issuer now or hereafter owned by any Securing Party, together in each case with (i) all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity, and (iii) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Capital Stock of any successor entity of any such merger or consolidation.
          “Secured Obligations” means all Obligations of the Securing Parties.
          “Secured Parties” means, collectively, the Lenders, the Administrative Agent, any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and assigns.
          “Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by any Securing Party, including each Trademark identified in Annex 5, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.
          “Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.
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               1.04 Treatment of Certain Obligations. For purposes hereof, it is understood that any obligations of any Securing Party to a Person arising under an Obligation of a type referred to in clauses (b) and (c) of the definition of “Obligations” entered into or incurred at the time such Person (or any Affiliate thereof) is a “Lender” party to the Credit Agreement shall nevertheless continue to constitute Secured Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a Lender party to the Credit Agreement, provided that neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Secured Obligations hereunder) unless, at or prior to the time such Person (or its Affiliate) ceased to be a Lender hereunder, it shall have notified the Administrative Agent in writing of the existence of such agreement of such Person (or its Affiliate).
               Section 2. Representations and Warranties. Each Securing Party represents and warrants to the Lenders and the Administrative Agent for the benefit of the Secured Parties that:
               2.01 Title. Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral to the extent required hereunder, and (b) the Liens thereon (if any) expressly permitted by Section 7.02 of the Credit Agreement.
               2.02 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Securing Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies the place of business of each Securing Party or, if such Securing Party has more than one place of business, the location of the chief executive office of such Securing Party.
               2.03 Changes in Circumstances. Such Securing Party has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC) or (b) except as specified in Annex 1, heretofore changed its name or jurisdiction of organization within the past five years.
               2.04 Pledged Equity. The Initial Pledged Equity constitute (a) 100% of the issued and outstanding Capital Stock of each Issuer (other than a Foreign Subsidiary) beneficially owned by such Securing Party on the date hereof, whether or not registered in the name of such Securing Party and (b) in the case of each Issuer which is a Foreign Subsidiary and directly owned by the Borrower or any Domestic Subsidiary, 66% of the issued and outstanding Capital Stock of such Issuer (or such lesser percentage of the Capital Stock of such Issuer beneficially owned by such Securing Party on the date hereof), in each case whether or not registered in the name of such Securing Party. Annex 2 (Part A) correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Equity and (in the case of any corporate Issuer) the respective class and par value thereof and the respective number of shares or interests thereof (and registered owner thereof) represented by each such certificate. The Initial Pledged Equity are, and all other Pledged Equity of any Subsidiary in which such Securing Party shall
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hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Capital Stock issued by a corporation) and (ii) duly issued and outstanding (in the case of any Capital Stock in any other entity), and none of such Pledged Equity are or will be subject to any contractual restriction on the transfer of such Pledged Equity (except for any such restriction imposed by any Requirement of Law or those contained herein or in the other Loan Documents).
               2.05 Initial Pledged Debt. Annex 2 (Part B) sets forth a complete and correct list of all Pledged Debt held by any Securing Party on the date hereof.
               2.06 Intellectual Property. Annexes 3, 4 and 5, respectively, set forth under the name of such Securing Party a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by such Securing Party on the date hereof (or, in the case of any supplement to said Annexes 3, 4 and 5, effecting a pledge thereof, as of the date of such supplement). Except as would not have a Material Adverse Effect and except pursuant to licenses and other user agreements entered into by such Securing Party in the ordinary course of business that are listed in said Annexes 3, 4 and 5 (including as supplemented by any supplement effecting a pledge thereof), such Securing Party has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 3, 4 and 5 (as so supplemented), and all registrations listed in said Annexes 3, 4 and 5 (as so supplemented) are, except as noted therein, in full force and effect. To such Securing Party’s knowledge, (i) except as set forth in said Annexes 3, 4 and 5 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Securing Party with respect to any Copyright, Patent or Trademark listed in said Annexes 3, 4 and 5 (as so supplemented), respectively, and (ii) such Securing Party is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against such Securing Party and no written claim against such Securing Party has been received by such Securing Party, alleging any such violation, except as may be set forth in said Annexes 3, 4 and 5 (as so supplemented).
               2.07 Commercial Tort Claims. Annex 6 sets forth a complete and correct list of all Commercial Tort Claims of the Securing Parties in existence on the date hereof.
               2.08. Deposit Accounts. Annex 7 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodities Accounts of such Securing Party on the date hereof.
               Section 3. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Securing Party’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being, collectively, referred to herein as “Collateral”):
               (a) all Accounts;
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          (b) all As-Extracted Collateral;
          (c) all Chattel Paper;
          (d) all Deposit Accounts;
          (e) all Documents;
          (f) all Equipment;
          (g) all Fixtures;
          (h) all General Intangibles;
          (i) all Goods not covered by the other clauses of this Section 3;
          (j) the Pledged Equity;
          (k) all Instruments, including all Promissory Notes;
          (l) all Intellectual Property;
          (m) all Inventory;
          (n) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;
          (o) all Letter-of-Credit Rights;
          (p) all Commercial Tort Claims arising out of the events described in Annex 6;
          (q) all other tangible and intangible personal property whatsoever of such Securing Party; and
          (r) all Proceeds of any of the foregoing Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party),
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IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed; (B) in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which any Securing Party is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Securing Party therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction); (C) the security interest created hereby in Capital Stock of any Issuer that is a Foreign Subsidiary shall be limited to that portion of such Capital Stock that does not exceed 66% of the aggregate issued and outstanding Capital Stock of such Issuer; and (D) real property (including leases in respect of real property) shall not constitute Collateral hereunder.
               Section 4. Cash Proceeds of Collateral.
               4.01 Collateral Account. The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “Collateral Account”), that
          (i) to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a Securities Account in respect of which the Administrative Agent shall be the Entitlement Holder, and
          (ii) to the extent of any cash credited thereto shall be a Deposit Account in respect of which the Administrative Agent shall be the depositary bank’s customer, and into which each Securing Party agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which the Securing Parties may from time to time deposit any additional amounts that it wishes to provide as additional collateral security hereunder. The Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.
               4.02 Withdrawals. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement and the Credit Agreement, as applicable. At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account (regardless of the origin thereof) to the payment of the Secured Obligations in the manner specified in Section 5.09, subject to the last paragraph thereof.
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               4.03 Cover for LC Exposure. Amounts deposited into the Collateral Account as cover for LC Exposure under the Credit Agreement as contemplated by Section 2.05(k) thereof shall be held by the Administrative Agent in a separate sub-account (designated “LC Exposure Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.
               Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Securing Parties hereby jointly and severally agree with the Administrative Agent for the benefit of the Secured Parties as follows:
               5.01 Delivery and Other Perfection. Each Securing Party shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Administrative Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:
          (a) if any of the Pledged Equity, Investment Property or Financial Assets constituting part of the Collateral are received by such Securing Party, forthwith (x) deliver to the Administrative Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;
          (b) promptly from time to time deliver to the Administrative Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that (other than in the case of the promissory notes described in Annex 2 (Part B)) so long as no Event of Default shall have occurred and be continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by such Securing Party in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Securing Party (through the Borrower), make appropriate arrangements for making any Instrument delivered by such Securing Party available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Administrative Agent, against trust receipt or like document);
          (c) promptly enter into such control agreements, each in form and substance reasonably acceptable to the Administrative Agent, from time to time as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and promptly furnish to the Administrative Agent true copies thereof;
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          (d) promptly from time to time upon the request of the Administrative Agent, execute and deliver such short-form security agreements as the Administrative Agent may reasonably deem necessary or desirable to protect the interests of the Administrative Agent in respect of that portion of the Collateral consisting of Intellectual Property; and
          (e) promptly from time to time upon the reasonable request of the Administrative Agent, deliver such information with respect to the Collateral as the Administrative Agent shall reasonably request.
               5.02 Other Financing Statements or Control. Except as otherwise permitted under Section 7.02 of the Credit Agreement, no Securing Party shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.
               5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
               5.04 Special Provisions Relating to Certain Collateral.
          (a) Pledged Equity.
          (i) The Securing Parties will cause the Capital Stock required to be pledged hereunder to constitute at all times (1) in the case of any Issuer (other than a Foreign Subsidiary), 100% of the Capital Stock of such Issuer then issued and outstanding that is owned by the Securing Parties and (2) in the case of any Issuer that is a Foreign Subsidiary, 66% of the voting Capital Stock of such Issuer (or such lesser percentage of such Capital Stock owned by the Securing Parties).
          (ii) So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein, provided that each Securing Party agrees that it will not vote the Pledged Equity in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to any Securing Party or cause to be executed and delivered to such Securing Party all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Securing Party may reasonably request for the purpose of enabling such Securing Party to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a)(ii).
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          (iii) Unless and until an Event of Default shall have occurred and be continuing, the Securing Parties shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Equity paid in cash.
          (iv) If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Equity shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so reasonably request in writing, each Securing Party agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of any Securing Party (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to such Securing Party.
          (b) Intellectual Property.
          (i) For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Securing Party hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Securing Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Securing Party, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, at any time after and during the continuation of an Event of Default.
          (ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.04 of the Credit Agreement that limit the rights of the Securing Parties to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Securing Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property. Further, upon the payment in full of all of the Secured Obligations (other than contingent obligations not then due) and cancellation or termination of the Commitments and termination or cash collateralization of all LC Exposures or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (i) immediately above shall automatically terminate. Further, upon any sale, assignment or other disposition of Intellectual Property not prohibited by Section 7.04 of the Credit Agreement, the license granted pursuant to clause (i) immediately above with respect to such Intellectual Property shall automatically
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terminate. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of the respective Securing Party (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Securing Party (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Securing Parties in accordance with the first sentence of this clause (ii).
               (c) Chattel Paper. The Securing Parties will (i) deliver to the Administrative Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Administrative Agent without the consent of the Administrative Agent would violate the rights of the Administrative Agent.
               5.05 Remedies.
               (a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:
          (i) the Administrative Agent in its discretion may, in its name or in the name of any Securing Party or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
          (ii) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
          (iii) the Administrative Agent may require the Securing Parties to notify (and each Securing Party hereby authorizes the Administrative Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been pledged to the Administrative Agent hereunder, and to instruct that any payments due or
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to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Securing Party they shall be held in trust by such Securing Party for the benefit of the Administrative Agent and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);
          (iv) the Administrative Agent may require the Securing Parties to assemble the Collateral at such place or places, reasonably convenient to the Administrative Agent and the Securing Parties, as the Administrative Agent may direct;
          (v) the Administrative Agent may apply the Collateral Account and any money or other property therein to payment of the Secured Obligations;
          (vi) the Administrative Agent may require the Securing Parties to cause the Pledged Equity to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Equity is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Securing Party (through the Borrower) copies of any notices and communications received by it with respect to such Pledged Equity); and
          (vii) the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Administrative Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of any license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with Section 5.09.
               (b) Certain Securities Act Limitations. The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any
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sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Secured Parties than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.
               (c) Notice. The Securing Parties agree that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.
               5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain liable for any deficiency.
               5.07 Locations; Names, Etc. Without at least 30 days’ prior written notice to the Administrative Agent, no Securing Party shall (i) change its jurisdiction of organization, (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.
               5.08 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
               5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:
          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative
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Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;
          Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and
          Finally, to the payment to the respective Securing Party, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “LC Exposure Sub-Account” of the Collateral Account pursuant to Section 4.03 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.
                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
                  5.11 Perfection and Recordation. Each Securing Party authorizes the Administrative Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Securing Party (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).
                  5.12 Termination. When all Secured Obligations (other than indemnification obligations not yet due and payable and LC Exposure that has been cash collateralized) shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Administrative Agent shall also, at the expense of such Securing Party, authorize, execute and deliver to the respective Securing Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Securing Party to effect the termination and release of the Liens on the Collateral as required by this Section 5.12.
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               5.13 Further Assurances. Each Securing Party agrees that, from time to time upon the written request of the Administrative Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement. The Administrative Agent shall release any Lien covering any asset that has been disposed of in accordance with the terms of the Credit Agreement or that has been disposed of with the consent of the Required Lenders under the Credit Agreement.
               Section 6. Miscellaneous.
               6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.01. Any notice to be delivered to any Subsidiary Securing Party hereunder shall be delivered to the Borrower (at its aforesaid address) on behalf of such Subsidiary Securing Party.
               6.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
               6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Administrative Agent (with the consent of the Lenders or the Required Lenders as specified in Section 10.02(b) of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Parties and each Securing Party.
               6.04 Expenses. The Securing Parties jointly and severally agree to reimburse each of the Secured Parties for all reasonable costs and expenses incurred by them (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Parties in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.
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               6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party and the Secured Parties (provided that no Securing Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).
               6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
               6.07 Governing Law; Submission to Jurisdiction; Etc.
               (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
               (b) Submission to Jurisdiction. Each Securing Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Securing Party or its properties in the courts of any jurisdiction.
               (c) Waiver of Venue. Each Securing Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 6.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
               (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
               6.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO
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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.
               6.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
               6.10 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.
               6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
               6.12 Additional Subsidiary Securing Parties. As contemplated by Section 6.11(a) of the Credit Agreement, certain Subsidiaries of the Borrower formed or acquired after the date hereof, or certain other Subsidiaries not then a party hereto, may be required to become a “Securing Party” under this Agreement, by executing and delivering to the Administrative Agent a Subsidiary Joinder Agreement in the form of Exhibit D to the Credit Agreement. Accordingly, upon the execution and delivery of any such Subsidiary Joinder Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Securing Party” under and for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Subsidiary Joinder Agreement. In addition, as of the date of the execution and delivery of a Subsidiary Joinder Agreement by any such Subsidiary, such Subsidiary Securing Party makes the representations and warranties set forth in Section 2.
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     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

HMS HOLDINGS CORP.

By
Name:
Title:

SUBSIDIARY SECURING PARTIES

[To	be completed]

By
Name:
Title:
Security Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Name:
Title:

Security Agreement